Exhibit 10.43

SECOND AMENDED AND RESTATED REVOLVING CREDIT NOTE

$26,500,000.00	December 31, 2004
Amended and Restated as of September 5, 2006
Hartford, Connecticut

FOR VALUE RECEIVED, the undersigned, IWT TESORO CORPORATION, a Nevada corporation, INTERNATIONAL WHOLESALE TILE, INC., a Florida corporation, THE TILE CLUB, INC., a Delaware corporation, and TESORO DIRECT, INC., a Delaware corporation (collectively “Borrower”), jointly and severally, promises to pay to the order of BANK OF AMERICA, N.A. (“Lender”), at the office of the Lender, located at 200 Glastonbury Boulevard, Glastonbury, Connecticut 06033, in lawful money of the United States of America and in immediate available funds, the principal amount of TWENTY-SIX MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($26,500,000.00) or so much of such principal amount as shall be outstanding and unpaid on December 10, 2006.

This Amended and Restated Revolving Credit Note (the “Note”) is the Revolving Credit Note referred to in, and is issued pursuant to, that certain Amended and Restated Loan and Security Agreement between Borrower and Lender dated December 31, 2004 (hereinafter, as amended from time to time, the “Loan Agreement”), and is entitled to all of the benefits and security of the Loan Agreement.  This Note has been issued by Borrower to amend and restate that certain Amended and Restated Revolving Credit Note, dated December 31, 2004 in the original principal amount of up to TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00) (the “Original Note”) in its entirety and evidences the same indebtedness that has been evidenced by the Original Note plus additional indebtedness in the original principal amount of ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00).  The Original Note is hereby replaced and superseded in its entirety by this Second Amended and Restated Revolving Credit Note.  This Note is not a novation of the Original Note.  Any reference to the Note in any of the Loan Documents shall hereafter mean this Note as the same may be modified, amended, supplemented, extended, or consolidated in writing, and any note(s) issued in exchange therefore or in replacement thereof. All of the terms, covenants and conditions of the Loan Agreement and the Security Documents are hereby made a part of this Note and are deemed incorporated herein in full.  All capitalized terms used herein, unless otherwise specifically defined in this Note, shall have the meanings ascribed to them in the Loan Agreement.

The rate of interest in effect hereunder shall be calculated with reference to the Base Rate or LIBOR, as applicable, as more specifically provided in the Loan Agreement.  The interest due shall be computed in the manner provided in the Loan Agreement.

Except as otherwise expressly provided in the Loan Agreement, if any payment on this Note becomes due and payable on a day other than a Business Day, the maturity there of shall be extended to the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  Notwithstanding the foregoing, if any portion of the Revolving Credit Loans evidenced by this promissory note constitutes a LIBOR Advance, and an extension of the maturity of any payment hereon would cause the maturity thereof to occur during the next calendar month, then such payment shall mature on the next preceding Business Day.

This Note shall be subject to mandatory prepayment in accordance with the provisions of Section 3.3 of the Loan Agreement.  Borrower may also terminate the Loan Agreement and, in connection with such termination, prepay this Note in the manner provided in Section 4 of the Loan Agreement.

Upon the occurrence and continuation of any one or more of the Events of Default specified in the Loan Agreement which have not been cured by Borrower or waived by Lender, Lender may declare all Obligations evidenced hereby to be immediately due and payable (except with respect to any Event of Default set forth in subsection 10.1.10 of the Loan Agreement, in which case all Obligations evidenced hereby shall automatically become immediately due and payable without the necessity of any notice or other demand) without presentment, demand, protest or any other action or obligation of the Lender.

Time is of the essence of this Note.  Borrower hereby waives presentment, demand, protest and notice of any kind.  No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or remaining provisions of this Note.  No delay or failure on the part of Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise by Lender of any right or remedy preclude any other right or remedy.  Lender, at its option, may enforce its rights against any collateral securing this Note without enforcing its rights against Borrower, any guarantor of the indebtedness evidenced hereby or any other property or indebtedness due or to become due to Borrower.  Borrower agrees that, without releasing or impairing Borrower’s liability hereunder, Lender may at any time release, surrender, substitute or exchange any collateral securing this Note and may at any time release any party primarily or secondarily liable for the indebtedness evidenced by this Note.

The validity, interpretation and enforcement of this promissory note shall be governed by the internal laws of the state of Connecticut without giving effect to the conflict of laws principles thereof.

[signature page follows]

[signature page to Second Amended and Restated Revolving Credit Note]

IWT TESORO CORPORATION

By:
Henry J. Boucher, Jr.
Its President
Duly Authorized

INTERNATIONAL WHOLESALE TILE, INC.

By:
Paul F. Boucher
Its President
Duly Authorized

THE TILE CLUB, INC.

By:
Henry J. Boucher, Jr.
Its President
Duly Authorized

TESORO DIRECT, INC.

By:
Henry J. Boucher, Jr.
Its President
Duly Authorized